Exhibit 99.1

FOR IMMEDIATE RELEASE	January 23, 2020

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF 2019
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or the "Company”) today reported net income for the fourth quarter of 2019 of $13.4 million, or $0.83 per diluted common share, compared to net income of $12.3 million, or $0.76 per diluted common share, for the third quarter of 2019 (the “linked quarter”). Net income for the full year 2019 was $43.6 million, or $2.93 per diluted common share, compared to net income for the full year 2018 of $30.4 million, or $2.48 per diluted common share. Pre-tax merger-related expenses were $3.3 million and $9.1 million for the fourth quarter and full year of 2019, respectively. Such expenses reduced diluted earnings per common share by $0.15 and $0.47 for the fourth quarter and full year of 2019, respectively.
Charles Funk, President and Chief Executive Officer, commented, “It was another very good quarter for MidWestOne and also the best full year earnings in our history. We continue to see the benefits of a relatively stable core net interest margin and good expense control. Our fourth quarter results produced a return on average assets of 1.14%, a return on average equity of 10.55%, and a return on average tangible equity of 15.60%.”
FINANCIAL HIGHLIGHTS

	As of or For the Three Months Ended			As of or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(Dollars in thousands, except per share amounts)
Net income	$13,371	$12,300	$7,624	$43,630	$30,351
Earnings per common share, diluted	$0.83	$0.76	$0.62	$2.93	$2.48
Return on average assets	1.14%	1.06%	0.92%	1.04%	0.93%
Return on average equity	10.55%	9.92%	8.61%	9.65%	8.78%
Return on average tangible equity (1)	15.60%	15.57%	11.47%	13.98%	11.87%

Net interest margin, tax equivalent(1)	3.79%	4.15%	3.59%	3.82%	3.60%
Yield on loans, tax equivalent(1)	5.16%	5.59%	4.85%	5.22%	4.77%
Cost of total deposits	0.88%	0.89%	0.78%	0.89%	0.66%
Efficiency ratio(1)	63.05%	50.46%	57.81%	57.56%	61.23%

Total assets	$4,653,573	$4,648,287	$3,291,480	$4,653,573	$3,291,480
Loans held for investment, net of unearned income	$3,451,266	$3,524,728	$2,398,779	$3,451,266	$2,398,779
Total deposits	$3,728,655	$3,709,712	$2,612,929	$3,728,655	$2,612,929

Equity to assets ratio	10.94%	10.71%	10.85%	10.94%	10.85%
Tangible common equity ratio(1)	8.48%	8.21%	8.78%	8.48%	8.78%
Book value per share	$31.49	$30.77	$29.32	$31.49	$29.32
Tangible book value per share(1)	$23.77	$22.93	$23.20	$23.77	$23.20
Gross loans held for investment to deposit ratio	93.04%	95.59%	91.80%	93.04%	91.80%

(1) Non-GAAP measure. See pages 14-15 for a reconciliation to the most directly comparable GAAP measure.

Acquisition of ATBancorp
Our results of operations for the fourth quarter and full year of 2019 and our financial condition at December 31, 2019 were significantly impacted by the May 1, 2019 acquisition of ATBancorp. The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

	May 1, 2019
	(in thousands)
Merger consideration		$148,443
Identifiable net assets acquired, at fair value
Assets acquired
Cash and due from banks	$71,820
Debt securities available for sale	99,056
Loans	1,138,928
Premises and equipment	18,327
Core deposit intangible	23,539
Customer relationship intangible	4,285
Bank-owned life insurance	18,759
Foreclosed assets	3,091
Other assets	22,857
Total assets acquired		1,400,662
Liabilities assumed
Deposits	1,079,094
Short-term borrowings	100,761
Long-term debt	71,234
Other liabilities	29,544
Total liabilities assumed		1,280,633
Total identifiable net assets acquired, at fair value		$120,029
Goodwill		$28,414

INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income decreased in the fourth quarter of 2019 to $39.6 million from $43.3 million in the linked quarter due primarily to lower loan purchase discount accretion in the current period. Discount accretion from acquired loans added $3.9 million to net interest income in the fourth quarter compared to $7.2 million in the linked quarter. Average earning assets were up slightly and reflected a mix shift between investment securities and loans.
The tax equivalent net interest margin decreased to 3.79% for the fourth quarter of 2019 from 4.15% in the linked quarter as lower loan yields, driven by lower loan purchase discount accretion, were only partially offset by lower funding costs. The Company's core net interest margin, which excludes loan purchase discount accretion, compressed 6 basis points ("bps") from the linked quarter. Such compression reflected the negative impact to the Company's variable rate asset yields from the three cuts to the federal funds target rate in the latter half of 2019 coupled with the continued challenges posed by the shape of the yield curve. In addition, interest reversals related to nonaccrual loans accounted for 2 bps of the sequential decline in earning asset yields. Partially offsetting those factors was a 5 bps sequential decline in funding costs.
Mr. Funk continued, “Our 'core margin' this quarter was impacted by market rates, nonaccrual loan interest reversals and a shift in mix of loans and investment securities. We continue to be diligent in managing our funding costs consistent with changes in market rates to maintain our margin.”
Noninterest Income
Noninterest income for the fourth quarter of 2019 increased $1.0 million, or 13%, from the linked quarter. The increase was due primarily to increases in the 'Loan revenue' and ‘Other’ income line items. ‘Loan revenue’ in the linked quarter included a $657 thousand negative valuation adjustment to the Company’s mortgage servicing right whereas the fourth quarter adjustment was a favorable $272 thousand, a $929 thousand period-to-period change. The 'Other' line item reflected increased income from our commercial loan swap program. Partially offsetting these increases, ‘Card revenue’ declined $513 thousand due primarily to the recognition of rewards costs related to our credit card program.
“Both our trust and investment services groups recorded their best years ever in 2019 which was reflected in our financial results. Our mortgage group also finished the year strong and, finally, we were pleased by the success of our commercial bankers in selling our loan swap products,” said Mr. Funk.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
Noninterest Income	2019	2019	2018
	(In thousands)
Investment services and trust activities	$2,421	$2,339	$1,274
Service charges and fees	2,072	2,068	1,556
Card revenue	1,142	1,655	1,095
Loan revenue	1,757	991	884
Bank-owned life insurance	501	514	381
Insurance commissions	—	—	260
Investment securities gains (losses), net	18	23	(4)
Other	1,125	414	350
Total noninterest income	$9,036	$8,004	$5,796

Noninterest Expense
Noninterest expense for the fourth quarter of 2019 increased $5.0 million, or 16%, from the linked quarter due primarily to accounting for certain flow-through tax credit partnerships. Specifically, 'Other' noninterest expense in the fourth quarter reflected a write-down of approximately $3.9 million to the Company's investment in such partnerships. This write-down was wholly offset, however, by a benefit in income tax expense.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
Noninterest Expense	2019	2019	2018
	(In thousands)
Compensation and employee benefits	$19,246	$17,426	$12,111
Occupancy expense of premises, net	2,347	2,294	1,166
Equipment	2,251	2,181	1,433
Legal and professional	1,797	1,996	1,027
Data processing	1,492	1,234	875
Marketing	1,147	1,167	678
Amortization of intangibles	1,941	2,583	503
FDIC insurance	(72)	(42)	429
Communications	493	489	342
Foreclosed assets, net	173	265	46
Other	5,621	1,849	1,169
Total noninterest expense	$36,436	$31,442	$19,779

The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
Merger-related Expenses	2019	2019	2018
	(In thousands)
Compensation and employee benefits	$2,854	$1,576	$—
Occupancy expense of premises, net	73	44	—
Equipment	43	204	2
Legal and professional	201	471	89
Data processing	51	39	100
Marketing	2	6	—
Other	58	207	15
Total merger-related costs	$3,282	$2,547	$206

Income Taxes
The Company recognized a net income tax benefit of $1.8 million in the fourth quarter compared to an expense of $3.3 million in the linked quarter due primarily to the recognition of $4.0 million in renewable energy and historic tax credits in the fourth quarter. These credits reduced the Company's annual effective income tax rate for 2019 to 13.1%. Partially offsetting the earnings benefit from those tax credits was the aforementioned $3.9 million write-down of the related tax credit partnership investment during the fourth quarter.
BALANCE SHEET HIGHLIGHTS
Loans Held for Investment
Loans held for investment, net of unearned income, increased $1.05 billion, or 44%, to $3.45 billion from December 31, 2018, primarily due to the merger. Loans held for investment, net of unearned income, decreased $73.5 million, or 2%, from September 30, 2019. At December 31, 2019, commercial real estate loans comprised approximately 53% of the loan portfolio. Commercial and industrial loans was the next largest category at 24% of total loans, followed by residential real estate loans at 17%, agricultural loans at 4%, and consumer loans at 2% of total loans.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	December 31,	September 30,	December 31,
Loans Held for Investment	2019	2019	2018
	(In thousands)
Commercial and industrial	$835,236	$871,192	$533,188
Agricultural	140,446	151,984	96,956
Commercial real estate
Construction and development	298,077	296,586	217,617
Farmland	181,885	188,394	88,807
Multifamily	227,407	236,145	134,741
Other	1,107,490	1,102,744	826,163
Total commercial real estate	1,814,859	1,823,869	1,267,328
Residential real estate
One-to-four family first liens	407,418	416,194	341,830
One-to-four family junior liens	170,381	176,162	120,049
Total residential real estate	577,799	592,356	461,879
Consumer	82,926	85,327	39,428
Loans held for investment, net of unearned income	$3,451,266	$3,524,728	$2,398,779

“Loan balances fell during the quarter due to several factors. We continued to experience higher than anticipated loan pay-offs. Further, weak loan demand, including line utilization, also contributed to lower loan volumes,” stated Mr. Funk.

Provision and Allowance for Loan Losses
The following table shows the activity in the allowance for loan losses for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Allowance for Loan Losses Roll Forward	2019	2019	2018	2019	2018
	(In thousands)
Beginning balance	$31,532	$28,691	$31,278	$29,307	$28,059
Charge-offs	(3,212)	(1,635)	(5,456)	(8,390)	(7,040)
Recoveries	155	212	235	1,004	988
Net charge-offs	(3,057)	(1,423)	(5,221)	(7,386)	(6,052)
Provision for loan losses	604	4,264	3,250	7,158	7,300
Ending balance	$29,079	$31,532	$29,307	$29,079	$29,307

As of December 31, 2019, the allowance for loan losses was $29.1 million, or 0.84% of loans held for investment, net of unearned income, compared with $29.3 million, or 1.22%, at December 31, 2018. The decline in coverage ratio from year-end 2018 was due primarily to loans acquired in the ATBancorp acquisition. Those loans were measured at fair value upon acquisition and, as a result, initially there was no allowance for loan losses recognized for such loans.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
Deposit Composition	2019	2019	2018
	(In thousands)
Noninterest bearing deposits	$662,209	$673,777	$439,133
Interest checking deposits	962,830	924,861	683,894
Money market deposits	763,028	763,661	555,839
Savings deposits	387,142	389,606	210,416
Total non-maturity deposits	2,775,209	2,751,905	1,889,282
Time deposits of $250,000 and under	682,232	685,409	532,395
Time deposits over $250,000	271,214	272,398	191,252
Total time deposits	953,446	957,807	723,647
Total deposits	$3,728,655	$3,709,712	$2,612,929

Mr. Funk noted, “Every region of legacy MidWestOne saw increased deposit balances in 2019 which resulted in one of the best deposit generation years ever for our company. In addition, deposit run-off in the former ATBancorp footprint slowed significantly during the fourth quarter.”
CREDIT QUALITY
The following table presents a roll forward of nonperforming loans for the period indicated:

		90+ Days Past	Performing
		Due & Still	Troubled Debt
Nonperforming Loans	Nonaccrual	Accruing	Restructured	Total
	(In thousands)
Balance at December 31, 2018	$19,924	$365	$5,284	$25,573
Loans placed on nonaccrual, restructured or 90+ days past due & still accruing	29,954	1,369	215	31,538
Established through acquisition	12,116	—	—	12,116
Repayments (including interest applied to principal)	(9,993)	(18)	(573)	(10,584)
Loans returned to accrual status or no longer past due	(1,824)	(962)	—	(2,786)
Charge-offs	(6,924)	—	—	(6,924)
Transfers to foreclosed assets	(1,770)	—	—	(1,770)
Transfers to nonaccrual	—	(618)	(554)	(1,172)
Balance at December 31, 2019	$41,483	$136	$4,372	$45,991

The following table presents selected loan credit quality metrics as of the dates indicated:

	December 31,	September 30,	December 31,
Credit Quality Metrics	2019	2019	2018
	(dollars in thousands)
Nonaccrual loans held for investment	$41,483	$31,968	$19,924
Performing troubled debt restructured loans held for investment	4,372	4,701	5,284
Accruing loans contractually past due 90 days or more	136	236	365
Total nonperforming loans	45,991	36,905	25,573
Foreclosed assets, net	3,706	4,366	535
Total nonperforming assets	$49,697	$41,271	$26,108
Allowance for loan losses	29,079	31,532	29,307
Provision for loan losses (for the quarter)	604	4,264	3,250
Net charge-offs (for the quarter)	3,057	1,423	5,221
Net charge-offs to average loans held for investment (for the quarter)	0.35%	0.16%	0.86%
Allowance for loan losses to loans held for investment, net of unearned income	0.84%	0.89%	1.22%
Allowance for loan losses to nonaccrual loans held for investment, net of unearned income	70.10%	98.64%	147.09%
Nonaccrual loans held for investment to loans held for investment	1.20%	0.91%	0.83%

“While nonaccrual loans increased by $9.5 million during the quarter, we believe these loans have been properly evaluated in our allowance for loan losses. Further, subsequent to year-end, $2.2 million of these loans were paid-off,” noted Mr. Funk.
CORPORATE UPDATE
Share Repurchase Program
During the fourth quarter of 2019, the Company repurchased 19,102 shares of its common stock at an average price of $29.65 per share and a total cost of $566 thousand. At December 31, 2019, $9.0 million remained available to repurchase shares under the Company’s current share repurchase program.
Cash Dividend Announcement
On January 22, 2020, the Company’s board of directors declared a quarterly cash dividend of $0.22 per common share. The dividend is payable March 16, 2020, to shareholders of record at the close of business on March 2, 2020. "The 9% increase in our dividend reflects good 2019 financial performance and our optimism for the future. We continue to be pleased with our tangible common equity ratio of 8.48%," Mr. Funk concluded.
Measurement of Credit Losses on Financial Instruments (CECL)
On January 1, 2020, new accounting and recognition guidance related to credit losses and impairment of certain financial assets became effective for the Company. Our latest estimate of the impact based on December 31, 2019 loan data and economic forecasts indicates that the allowance for credit losses for loans and off-balance sheet credit exposures will increase between 20% and 30%. The current estimate and future calculations are highly dependent on loan composition, macroeconomic conditions and forecasts, and other management assumptions and judgments.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, January 24, 2020. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until April 24, 2020, by calling 877-344-7529 and using the replay access code of 10136587. A transcript of the call will also be available on the Company’s web site (www.midwestone.com) within three business days of the call.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the provision for loan losses, and a reduction in net earnings; (2) the risks related to mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (3) our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (8) the ability to attract and retain key executives and employees experienced in banking and financial services; (9) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (10) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (11) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (12) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology (FinTech) companies, and other financial institutions operating in our markets or elsewhere or providing services similar to ours; (13) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (14) volatility of rate-sensitive deposits; (15) operational risks, including data processing system failures or fraud; (16) asset/liability matching risks and liquidity risks; (17) the costs, effects and outcomes of existing or future litigation; (18) changes in general economic or industry conditions, nationally, internationally or in the communities in which we conduct business; (19) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (20) war or terrorist activities which may cause further deterioration in the economy or cause instability in credit markets; (21) cyber-attacks; (22) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (23) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	December 31,
	2019	2019	2018
	(In thousands)
ASSETS
Cash and due from banks	$67,174	$79,776	$43,787
Interest earning deposits in banks	6,112	6,413	1,693
Federal funds sold	198	478	—
Total cash and cash equivalents	73,484	86,667	45,480
Debt securities available for sale at fair value	785,977	503,278	414,101
Held to maturity securities at amortized cost	—	190,309	195,822
Total securities held for investment	785,977	693,587	609,923
Loans held for sale	5,400	7,906	666
Gross loans held for investment	3,469,236	3,545,993	2,405,001
Unearned income, net	(17,970)	(21,265)	(6,222)
Loans held for investment, net of unearned income	3,451,266	3,524,728	2,398,779
Allowance for loan losses	(29,079)	(31,532)	(29,307)
Total loans held for investment, net	3,422,187	3,493,196	2,369,472
Premises and equipment, net	90,723	91,190	75,773
Goodwill	93,068	93,258	64,654
Other intangible assets, net	31,693	33,635	9,875
Foreclosed assets, net	3,706	4,366	535
Other assets	147,335	144,482	115,102
Total assets	$4,653,573	$4,648,287	$3,291,480
LIABILITIES
Noninterest bearing deposits	$662,209	$673,777	$439,133
Interest bearing deposits	3,066,446	3,035,935	2,173,796
Total deposits	3,728,655	3,709,712	2,612,929
Short-term borrowings	139,349	155,101	131,422
Long-term debt	231,660	244,677	168,726
Other liabilities	44,927	40,912	21,336
Total liabilities	4,144,591	4,150,402	2,934,413
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	12,463
Additional paid-in capital	297,390	297,144	187,813
Retained earnings	201,105	191,007	168,951
Treasury stock	(10,466)	(9,933)	(6,499)
Accumulated other comprehensive income (loss)	4,372	3,086	(5,661)
Total shareholders' equity	508,982	497,885	357,067
Total liabilities and shareholders' equity	$4,653,573	$4,648,287	$3,291,480

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018 (1)	2019	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$44,906	$49,169	$29,052	$163,163	$111,193
Taxable investment securities	3,540	3,376	2,774	13,132	11,027
Tax-exempt investment securities	1,465	1,401	1,375	5,696	5,827
Other	115	130	23	450	62
Total interest income	50,026	54,076	33,224	182,441	128,109
Interest expense
Deposits	8,251	8,238	5,161	29,927	17,331
Short-term borrowings	368	522	374	1,847	1,315
Long-term debt	1,823	2,058	1,136	7,017	4,195
Total interest expense	10,442	10,818	6,671	38,791	22,841
Net interest income	39,584	43,258	26,553	143,650	105,268
Provision for loan losses	604	4,264	3,250	7,158	7,300
Net interest income after provision for loan losses	38,980	38,994	23,303	136,492	97,968
Noninterest income
Investment services and trust activities	2,421	2,339	1,274	8,040	4,953
Service charges and fees	2,072	2,068	1,556	7,452	6,157
Card revenue	1,142	1,655	1,095	5,594	4,223
Loan revenue	1,757	991	884	3,789	3,622
Bank-owned life insurance	501	514	381	1,877	1,610
Insurance commissions	—	—	260	734	1,284
Investment securities gains (losses), net	18	23	(4)	90	193
Other	1,125	414	350	3,670	1,173
Total noninterest income	9,036	8,004	5,796	31,246	23,215
Noninterest expense
Compensation and employee benefits	19,246	17,426	12,111	65,660	49,758
Occupancy expense of premises, net	2,347	2,294	1,166	8,647	7,597
Equipment	2,251	2,181	1,433	7,717	5,565
Legal and professional	1,797	1,996	1,027	8,049	4,641
Data processing	1,492	1,234	875	4,579	2,951
Marketing	1,147	1,167	678	3,789	2,660
Amortization of intangibles	1,941	2,583	503	5,906	2,296
FDIC insurance	(72)	(42)	429	690	1,533
Communications	493	489	342	1,701	1,353
Foreclosed assets, net	173	265	46	580	21
Other	5,621	1,849	1,169	10,217	4,840
Total noninterest expense	36,436	31,442	19,779	117,535	83,215
Income before income tax expense	11,580	15,556	9,320	50,203	37,968
Income tax expense (benefit)	(1,791)	3,256	1,696	6,573	7,617
Net income	$13,371	$12,300	$7,624	$43,630	$30,351
Earnings per common share
Basic	$0.83	$0.76	$0.62	$2.93	$2.48
Diluted	$0.83	$0.76	$0.62	$2.93	$2.48
Weighted average basic common shares outstanding	16,162	16,201	12,217	14,870	12,220
Weighted average diluted common shares outstanding	16,193	16,215	12,235	14,885	12,237
Dividends paid per common share	$0.2025	$0.2025	$0.1950	$0.81	$0.78
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(In thousands)
ASSETS
Cash and due from banks	$67,174	$79,776	$72,801	$40,002	$43,787
Interest earning deposits in banks	6,112	6,413	47,708	2,969	1,693
Federal funds sold	198	478	—	—	—
Total cash and cash equivalents	73,484	86,667	120,509	42,971	45,480
Debt securities available for sale at fair value	785,977	503,278	460,302	432,979	414,101
Held to maturity securities at amortized cost	—	190,309	193,173	195,033	195,822
Total securities held for investment	785,977	693,587	653,475	628,012	609,923
Loans held for sale	5,400	7,906	4,306	309	666
Gross loans held for investment	3,469,236	3,545,993	3,569,236	2,409,333	2,405,001
Unearned income, net	(17,970)	(21,265)	(32,733)	(5,574)	(6,222)
Loans held for investment, net of unearned income	3,451,266	3,524,728	3,536,503	2,403,759	2,398,779
Allowance for loan losses	(29,079)	(31,532)	(28,691)	(29,652)	(29,307)
Total loans held for investment, net	3,422,187	3,493,196	3,507,812	2,374,107	2,369,472
Premises and equipment, net	90,723	91,190	93,395	75,200	75,773
Goodwill	93,068	93,258	93,376	64,654	64,654
Other intangible assets, net	31,693	33,635	36,624	9,423	9,875
Foreclosed assets, net	3,706	4,366	4,922	336	535
Other assets	147,335	144,482	148,044	113,963	115,102
Total assets	$4,653,573	$4,648,287	$4,662,463	$3,308,975	$3,291,480
LIABILITIES
Noninterest bearing deposits	$662,209	$673,777	$647,078	$426,729	$439,133
Interest bearing deposits	3,066,446	3,035,935	3,078,394	2,258,098	2,173,796
Total deposits	3,728,655	3,709,712	3,725,472	2,684,827	2,612,929
Short-term borrowings	139,349	155,101	153,829	76,066	131,422
Long-term debt	231,660	244,677	252,673	162,471	168,726
Other liabilities	44,927	40,912	42,138	21,762	21,336
Total liabilities	4,144,591	4,150,402	4,174,112	2,945,126	2,934,413
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	12,463	12,463
Additional paid-in capital	297,390	297,144	296,879	187,535	187,813
Retained earnings	201,105	191,007	181,984	173,771	168,951
Treasury stock	(10,466)	(9,933)	(8,716)	(7,297)	(6,499)
Accumulated other comprehensive income (loss)	4,372	3,086	1,623	(2,623)	(5,661)
Total shareholders' equity	508,982	497,885	488,351	363,849	357,067
Total liabilities and shareholders' equity	$4,653,573	$4,648,287	$4,662,463	$3,308,975	$3,291,480

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$44,906	$49,169	$40,053	$29,035	$29,052
Taxable investment securities	3,540	3,376	3,289	2,927	2,774
Tax-exempt investment securities	1,465	1,401	1,424	1,406	1,375
Other	115	130	185	20	23
Total interest income	50,026	54,076	44,951	33,388	33,224
Interest expense
Deposits	8,251	8,238	7,743	5,695	5,161
Short-term borrowings	368	522	500	457	374
Long-term debt	1,823	2,058	1,876	1,260	1,136
Total interest expense	10,442	10,818	10,119	7,412	6,671
Net interest income	39,584	43,258	34,832	25,976	26,553
Provision for loan losses	604	4,264	696	1,594	3,250
Net interest income after provision for loan losses	38,980	38,994	34,136	24,382	23,303
Noninterest income
Investment services and trust activities	2,421	2,339	1,890	1,390	1,274
Service charges and fees	2,072	2,068	1,870	1,442	1,556
Card revenue	1,142	1,655	1,799	998	1,095
Loan revenue	1,757	991	648	393	884
Bank-owned life insurance	501	514	470	392	381
Insurance commissions	—	—	314	420	260
Investment securities gains (losses), net	18	23	32	17	(4)
Other	1,125	414	1,773	358	350
Total noninterest income	9,036	8,004	8,796	5,410	5,796
Noninterest expense
Compensation and employee benefits	19,246	17,426	16,409	12,579	12,111
Occupancy expense of premises, net	2,347	2,294	2,127	1,879	1,166
Equipment	2,251	2,181	1,914	1,371	1,433
Legal and professional	1,797	1,996	3,291	965	1,027
Data processing	1,492	1,234	1,008	845	875
Marketing	1,147	1,167	869	606	678
Amortization of intangibles	1,941	2,583	930	452	503
FDIC insurance	(72)	(42)	434	370	429
Communications	493	489	377	342	342
Foreclosed assets, net	173	265	84	58	46
Other	5,621	1,849	1,597	1,150	1,169
Total noninterest expense	36,436	31,442	29,040	20,617	19,779
Income before income tax expense	11,580	15,556	13,892	9,175	9,320
Income tax expense (benefit)	(1,791)	3,256	3,218	1,890	1,696
Net income	$13,371	$12,300	$10,674	$7,285	$7,624
Earnings per common share
Basic	$0.83	$0.76	$0.72	$0.60	$0.62
Diluted	$0.83	$0.76	$0.72	$0.60	$0.62
Weighted average basic common shares outstanding	16,162	16,201	14,894	12,164	12,217
Weighted average diluted common shares outstanding	16,193	16,215	14,900	12,177	12,235
Dividends paid per common share	$0.2025	$0.2025	$0.2025	$0.2025	$0.1950
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance(6)	Interest Income/ Expense(6)	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)(3)	$3,493,496	$45,429	5.16%	$3,526,149	$49,712	5.59%	$2,398,859	$29,330	4.85%
Taxable investment securities	508,911	3,540	2.76%	471,180	3,376	2.84%	407,506	2,774	2.74%
Tax-exempt investment securities (2)(4)	211,695	1,846	3.46%	200,533	1,765	3.49%	198,073	1,732	3.47%
Total securities held for investment(2)	720,606	5,386	2.97%	671,713	5,141	3.04%	605,579	4,506	2.98%
Other	28,227	115	1.62%	17,609	130	2.93%	4,243	23	2.15%
Total interest earning assets(2)	$4,242,329	50,930	4.76%	$4,215,471	54,983	5.17%	$3,008,681	33,859	44.70%
Other assets	392,254			405,060			269,445
Total assets	$4,634,583			$4,620,531			$3,278,126
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$926,155	$1,394	0.60%	$877,470	$1,398	0.63%	$680,971	$899	0.52%
Money market deposits	784,752	1,820	0.92%	809,264	1,904	0.93%	556,522	1,030	0.73%
Savings deposits	388,338	389	0.40%	392,298	463	0.47%	210,106	65	0.12%
Time deposits	953,804	4,648	1.93%	939,480	4,473	1.89%	724,973	3,167	1.73%
Total interest bearing deposits	3,053,049	8,251	1.07%	3,018,512	8,238	1.08%	2,172,572	5,161	0.94%
Short-term borrowings	126,508	368	1.15%	139,458	522	1.49%	104,710	374	1.41%
Long-term debt	237,788	1,823	3.04%	249,226	2,058	3.28%	171,029	1,136	2.64%
Total borrowed funds	364,296	2,191	2.39%	388,684	2,580	2.63%	275,739	1,510	2.17%
Total interest bearing liabilities	$3,417,345	$10,442	1.21%	$3,407,196	$10,818	1.26%	$2,448,311	$6,671	1.08%
Noninterest bearing deposits	670,884			674,003			454,185
Other liabilities	43,343			47,582			24,232
Shareholders’ equity	503,011			491,750			351,398
Total liabilities and shareholders’ equity	$4,634,583			$4,620,531			$3,278,126
Net interest income(2)		$40,488			$44,165			$27,188
Net interest spread(2)			3.55%			3.91%			43.62%
Net interest margin(2)			3.79%			4.15%			3.59%
Total deposits(5)	$3,723,933	$8,251	0.88%	$3,692,515	$8,238	0.89%	$2,626,757	$5,161	0.78%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $159 thousand, $(178) thousand, and $(67) thousand for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. Loan purchase discount accretion was $3.9 million, $7.2 million, and $454 thousand for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. Tax equivalent adjustments were $523 thousand, $543 thousand, and $278 thousand for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $381 thousand, $364 thousand, and $357 thousand for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Year Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance(6)	Interest Income/ Expense(6)	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees(1)(2)(3)	$3,157,127	$164,948	5.22%	$2,354,354	$112,233	4.77%
Taxable investment securities	465,484	13,132	2.82%	428,757	11,027	2.57%
Tax-exempt investment securities(2)(4)	204,375	7,177	3.51%	207,605	7,342	3.54%
Total securities held for investment (2)	669,859	20,309	3.03%	636,362	18,369	2.89%
Other	21,289	450	2.11%	3,372	62	1.84%
Total interest earning assets(2)	$3,848,275	185,707	4.83%	$2,994,088	130,664	4.36%
Other assets	352,765			255,630
Total assets	$4,201,040			$3,249,718
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$806,624	4,723	0.59%	$672,069	2,907	0.43%
Money market deposits	766,812	7,549	0.98%	543,359	3,020	0.56%
Savings deposits	329,199	1,092	0.33%	214,244	254	0.12%
Time deposits	873,978	16,563	1.90%	723,830	11,150	1.54%
Total interest bearing deposits	2,776,613	29,927	1.08%	2,153,502	17,331	0.80%
Short-term borrowings	124,956	1,847	1.48%	105,094	1,302	1.24%
Long-term debt	224,149	7,017	3.13%	169,540	4,208	2.48%
Total borrowed funds	349,105	8,864	2.54%	274,634	5,510	2.01%
Total interest bearing liabilities	$3,125,718	38,791	1.24%	$2,428,136	22,841	0.94%
Noninterest bearing deposits	586,100			455,223
Other liabilities	37,204			20,625
Shareholders’ equity	452,018			345,734
Total liabilities and shareholders’ equity	$4,201,040			$3,249,718
Net interest income(2)		$146,916			$107,823
Net interest spread(2)			3.59%			3.42%
Net interest margin(2)			3.82%			3.60%
Total deposits(5)	$3,362,713	$29,927	0.89%	$2,608,725	$17,331	0.66%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $(316) thousand and $(407) thousand for the year ended December 31, 2019 and December 31, 2018, respectively. Loan purchase discount accretion was $14.0 million and $2.7 million for the year ended December 31, 2019 and December 31, 2018, respectively. Tax-equivalent adjustments were $1.8 million and $1.0 million for the year ended December 31, 2019 and December 31, 2018, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.5 million and $1.5 million for the year ended December 31, 2019 and December 31, 2018, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest bearing deposits and noninterest bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Reclassified to conform to the current period’s presentation

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), loan yield (tax equivalent) and the efficiency ratio. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Book Value Per Share/	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Common Equity Ratio	2019	2019	2019	2019	2018
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$508,982	$497,885	$488,351	$363,849	$357,067
Intangible assets, net	(124,761)	(126,893)	(130,000)	(74,077)	(74,529)
Tangible equity	$384,221	$370,992	$358,351	$289,772	$282,538

Total assets	$4,653,573	$4,648,287	$4,662,463	$3,308,975	$3,291,480
Intangible assets, net	(124,761)	(126,893)	(130,000)	(74,077)	(74,529)
Tangible assets	$4,528,812	$4,521,394	$4,532,463	$3,234,898	$3,216,951

Book value per share	$31.49	$30.77	$30.11	$29.94	$29.32
Tangible book value per share(1)	$23.77	$22.93	$22.09	$23.84	$23.20
Shares outstanding	16,162,176	16,179,734	16,221,160	12,153,045	12,180,015

Equity to assets ratio	10.94%	10.71%	10.47%	11.00%	10.85%
Tangible common equity ratio(2)	8.48%	8.21%	7.91%	8.96%	8.78%
(1) Tangible equity divided by shares outstanding.
(2) Tangible equity divided by tangible assets.

	For the Three Months Ended			For the Year Ended
Return on Average Tangible Equity	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Dollars in thousands)
Net income	$13,371	$12,300	$7,624	$43,630	$30,351
Intangible amortization, net of tax(1)	1,456	1,937	377	4,430	1,722
Tangible net income	$14,827	$14,237	$8,001	$48,060	$32,073

Average shareholders’ equity	$503,011	$491,750	$351,398	$452,018	$345,734
Average intangible assets, net	(125,898)	(128,963)	(74,766)	(108,242)	(75,531)
Average tangible equity	$377,113	$362,787	$276,632	$343,776	$270,203

Return on average equity	10.55%	9.92%	8.61%	9.65%	8.78%
Return on average tangible equity(2)	15.60%	15.57%	11.47%	13.98%	11.87%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

	For the Three Months Ended			For the Year Ended
Net Interest Margin, Tax Equivalent	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Dollars in thousands)
Net interest income	$39,584	$43,258	$26,553	$143,650	$105,268
Tax equivalent adjustments:
Loans(1)	523	543	278	1,785	1,040
Securities(1)	381	364	357	1,481	1,515
Net interest income, tax equivalent	$40,488	$44,165	$27,188	$146,916	$107,823
Loan purchase discount accretion	(3,937)	(7,207)	(454)	(13,977)	(2,720)
Core net interest income	$36,551	$36,958	$26,734	$132,939	$105,103

Net interest margin	3.70%	4.07%	3.50%	3.73%	3.52%
Net interest margin, tax equivalent(2)	3.79%	4.15%	3.59%	3.82%	3.60%
Core net interest margin(3)	3.42%	3.48%	3.53%	3.45%	3.51%
Average interest earning assets	$4,242,329	$4,215,471	$3,008,681	$3,848,275	$2,994,088
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	For the Three Months Ended			For the Year Ended
Loan Yield, Tax Equivalent	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Dollars in thousands)
Loan interest income, including fees	$44,906	$49,169	$29,052	$163,163	$111,193
Tax equivalent adjustment(1)	523	543	278	1,785	1,040
Tax equivalent loan interest income	$45,429	$49,712	$29,330	$164,948	$112,233
Loan purchase discount accretion	(3,937)	(7,207)	(454)	(13,977)	(2,720)
Core loan interest income	$41,492	$42,505	$28,876	$150,971	$109,513

Yield on loans	5.10%	5.53%	4.80%	5.17%	4.72%
Yield on loans, tax equivalent(2)	5.16%	5.59%	4.85%	5.22%	4.77%
Core yield on loans(3)	4.71%	4.78%	4.78%	4.78%	4.65%
Average loans	$3,493,496	$3,526,149	$2,398,859	$3,157,127	$2,354,354
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	For the Three Months Ended			For the Year Ended
Efficiency Ratio	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Dollars in thousands)
Total noninterest expense	$36,436	$31,442	$19,779	$117,535	$83,215
Amortization of intangibles	(1,941)	(2,583)	(503)	(5,906)	(2,296)
Merger-related expenses	(3,282)	(2,547)	(206)	(9,130)	(797)
Noninterest expense used for efficiency ratio	$31,213	$26,312	$19,070	$102,499	$80,122

Net interest income, tax equivalent(1)	$40,488	$44,165	$27,188	$146,916	$107,823
Noninterest income	9,036	8,004	5,796	31,246	23,215
Investment securities (gains) losses, net	(18)	(23)	4	(90)	(193)
Net revenues used for efficiency ratio	$49,506	$52,146	$32,988	$178,072	$130,845

Efficiency ratio	63.05%	50.46%	57.81%	57.56%	61.23%
(1) The federal statutory tax rate utilized was 21%.

Contact:
Charles N. Funk	Barry S. Ray
President and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800